Exhibit 99.1

Whole Earth Brands, Inc. Announces Closing of Business Combination

Whole Earth Brands, Inc. is expected to be a global leader in healthy, natural and zero-calorie foods and ingredients

Shares of common stock and warrants of Whole Earth Brands, Inc. now trade on Nasdaq under the ticker symbols FREE and FREEW, respectively

Whole Earth Brands, Inc. to leverage its experienced management team, strong and stable free cash flow and global footprint to accelerate growth and capitalize on powerful consumer trends

NEW YORK & CHICAGO--Whole Earth Brands, Inc. (NASDAQ: FREE), formerly known as Act II Global Acquisition Corp., announced today the completion of its business combination transaction with Flavors Holdings Inc. subsidiaries Merisant Company (“Merisant”), one of the world’s leading manufacturers of calorie-FREE and low-calorie sugar substitutes, and MAFCO Worldwide LLC (“MAFCO”), the world’s leading manufacturer of natural licorice products. As of June 25, 2020, shares of common stock and warrants of Whole Earth Brands trade on Nasdaq under the ticker symbols FREE and FREEW, respectively.

The combined business will leverage the deep experience of its management team, global leadership in fast growing consumer packaged goods categories and an enhanced capital structure to accelerate growth through increased innovation and distribution across its global platform.

Irwin Simon, Executive Chairman of Whole Earth Brands commented, “I am enthusiastic about the opportunity to create Whole Earth Brands and help craft its strategy in the industry where I spent my entire career and built powerful brands. We have created a global, industry leading platform, focused on food products and ingredients in rapidly growing categories driven by powerful macro trends that we believe are permanently changing the way food is consumed. We have an accomplished team capable of strengthening our leadership in our core markets as the shift away from sugar accelerates and demand for natural ingredients intensifies. With the overwhelming support of our public and PIPE investors, we closed the transaction at highly attractive leverage levels, giving us the flexibility to use our financial position to accelerate organic and strategic growth in the areas that we have identified.”

Albert Manzone, Chief Executive Officer of Whole Earth Brands added ”We are very pleased to complete the formation of Whole Earth Brands through this business combination. We have two strong franchises and a significant industry tailwind. We continue to be impressed by the scaleable platform our business offers with significant operating leverage. We now have the financial resources to expand through strategic consolidation, grow in adjacent markets and enter into on-trend branded health and wellness categories. Our team recognizes the opportunity this transaction has presented. We are ready to seize the moment.”

Whole Earth Brands will be led by Flavors Holdings’ existing management team, including Chief Executive Officer of Flavors Holdings, Albert Manzone, who has been named CEO of Whole Earth Brands; Chief Financial Officer of Flavors Holdings and Merisant Andy Rusie, who has been named Chief Financial Officer of Whole Earth Brands; President of MAFCO, Lucas Bailey, who has been named President of Whole Earth Brands’ Flavors and Ingredients Division and Act II Chairman Irwin D. Simon, who will serve as Executive Chairman of Whole Earth Brands.

Following the closing, there are 35,426,669 shares of common stock outstanding1.

1Excludes 3.0 million shares issued to Act II’s sponsor that will be held in escrow. For more details on the escrow terms please refer to the definitive proxy statement/prospectus of Act II filed with the SEC.

About Whole Earth Brands

Following the closing, the combined company will be rebranded as Whole Earth Brands. Whole Earth Brands will look to expand its branded products platform through investment opportunities in the natural alternatives and clean label categories across the global consumer product industry. Over time, Whole Earth Brands will look to become a portfolio of brands that Open a World of Goodness™ to consumers and their families. Whole Earth Brands shares of common stock and warrants are listed on NASDAQ. www.wholeearthbrands.com

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements, such as projected financial information, may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “will,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements about our beliefs and expectations contained herein. Such forward-looking statements with respect to strategies, prospects and other aspects of the business of Whole Earth Brands are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those expressed or implied by such forward-looking statements.

These factors include, but are not limited to: (1) potential adverse effects of the ongoing global COVID-19 pandemic; (2) the ability to comply with Nasdaq listing standards following the consummation of the business combination; (3) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers, obtain adequate supply of products and retain its management and key employees; (4) costs related to the business combination; (5) changes in applicable laws or regulations; (6) the possibility that Whole Earth Brands may be adversely affected by other economic, business, and/or competitive factors; (7) the inability to achieve estimates of expenses and profitability; (8) the impact of foreign currency exchange rates and interest rate fluctuations on results; and (9) other risks and uncertainties indicated from time to time in the definitive proxy statement/prospectus of Act II Global Acquisition Corp., including those under “Risk Factors” therein, and other documents filed (or furnished) or to be filed (or furnished) with the Securities and Exchange Commission by Act II (including the supplement to the definitive proxy statement/prospectus) and Whole Earth Brands. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Whole Earth Brands undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Scott Van Winkle / Cory Ziskind
ICR
646-277-1200
scott.vanwinkle@icrinc.com; cory.ziskind@icrinc.com